Exhibit 99.1 - CERTIFICATION OF CHIEF EXECUTIVE OFFICER


                          CERTIFICATION PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





I, Todd Axelrod, Chief Executive Officer of Gallery of History, Inc., certify, to the best of my knowledge, that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached fairly presents, in all material respects, the financial condition and results of operations of Gallery of History, Inc. at the dates and for the periods indicated.


IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written below.

Dated December 30, 2002


                                           /s/ TODD AXELROD
                                           _______________________
                                           Todd Axelrod
                                           Chief Executive Officer